Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

AmericanWest Bancorporation

We consent to incorporation by reference in the registration statement numbers, 333-101040, 333-95989, 333-72834, 333-65628, 333-65630, and 333-58511, on Forms S-8 of AmericanWest Bancorporation of our report dated February 1, 2005, relating to the consolidated statement of financial condition of AmericanWest Bancorporation and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, stockholders’ equity, and cash flows for the three years ended December 31, 2004, and our report dated April 15, 2005, with respect to AmericanWest Bancorporation management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which report is included in this amended annual report on Form 10-K/A of AmericanWest Bancorporation for the year ended December 31, 2004.

Everett, Washington

April 25, 2005